Exhibit 99.1

MEAD JOHNSON REPORTS STRONG SECOND QUARTER RESULTS;

RAISES FULL-YEAR 2009 GUIDANCE

GLENVIEW, Ill., (July 23, 2009) – Mead Johnson Nutrition Company (NYSE: MJN) announced today its financial results for the second quarter ended June 30, 2009, including:

•	GAAP earnings of $0.66 per diluted share, down from $0.67 a year ago.

•	Non-GAAP(1) earnings of $0.65 per diluted share, up from $0.48 last year.

•	GAAP sales down 1 percent quarter-over-quarter; non-GAAP constant dollar sales up 6 percent.

•	Full-year 2009 non-GAAP EPS guidance raised to $2.15 to $2.25, up from a range of $1.90 to $2.05. Non-GAAP EPS in 2008 was $1.90.

•	GAAP EPS guidance raised to $2.07 to $2.17, versus $2.32 per share in 2008.

(1)

Mead Johnson, formerly a wholly owned subsidiary of Bristol-Myers Squibb Company, completed its initial public offering (IPO) in February 2009. Results for 2008 and 2009 have been adjusted for the factors affecting comparability due to the IPO and other specified items and are, therefore, adjusted non-GAAP (non-GAAP) financial measures. See “Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures” and the detailed reconciliation of GAAP and non-GAAP results included in this release.

“We continue to see the success of our global growth strategies as evidenced by our strong results for the second quarter,” said Mead Johnson Chief Executive Officer Stephen W. Golsby. “Our sales performance in constant dollars reflects continued double-digit growth in Asia, as well as strong contributions from our other international operations. In the United States, we have strengthened our innovation pipeline and achieved widespread retail distribution and growing consumer acceptance of our new Enfamil Premium flagship infant formula product. We delivered savings from productivity and achieved improved manufacturing efficiencies, both of which contributed to our excellent earnings performance in the quarter. In the second half of the year, you will see a further increase in our demand generation and infrastructure spending as we drive our growth initiatives and build our global capabilities.

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“Our cash balance at the end of the quarter stood at $577 million, up from $359 million at the end of March,” Golsby added. “The increase was driven not only by our strong earnings, but also by good management of working capital. Our cash balance was reduced by $61 million to pay our first dividend earlier this week. Our liquidity remains very strong and provides us with significant financial flexibility to execute our strategies.”

Second Quarter GAAP Results

Net sales for the second quarter of 2009 totaled $719.3 million, down from $728.6 million a year-ago. Earnings before interest and income taxes (EBIT) increased to $218.1 million, up from $187.9 million a year earlier. Total operating expenses decreased to $265.1 million, down from $268.4 million. Results for the second quarter of 2009 include an $11.9 million gain from the sale of a non-strategic intangible asset, somewhat offset by costs associated with the IPO and separation from Bristol-Myers Squibb. The improvement in EBIT was primarily due to lower commodity costs, favorable pricing, productivity savings and manufacturing efficiencies. These benefits were partially offset by the adverse effect of foreign exchange and higher investments in demand generation spending. Interest expense in the second quarter of 2009 totaled $24.3 million. The company did not record any interest expense in the second quarter of 2008 as it was a wholly owned subsidiary of Bristol-Myers Squibb Company (BMS) and carried no debt at that time.

Net earnings attributable to shareholders for the second quarter of 2009 totaled $134.5 million, or $0.66 per diluted share, compared with $114.2 million, or $0.67 per diluted share, for the year-ago quarter. The effective tax rate (ETR) was 28.8 percent versus 38.3 percent in 2008. The reduced tax rate is primarily attributable to benefits associated with the restructuring of foreign operations as part of the IPO process. There were approximately 204.6 million fully diluted shares outstanding in the second quarter of 2009, versus 170.0 million shares a year ago.

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Second Quarter GAAP Segment Results

The Asia/Latin America segment reported net sales of $396.5 million for the second quarter of 2009, up from $389.4 million in 2008. EBIT totaled $146.1 million, compared with $119.7 million for the year-ago quarter. Segment performance was driven by double-digit constant dollar sales growth in key Asian markets, including China, Thailand and Malaysia, consistent with recorded share gains across the region. Segment sales also benefited from double-digit growth in a number of markets in Latin America.

The North America/Europe segment reported net sales of $322.8 million for the second quarter, down from $339.2 million in 2008. EBIT totaled $119.0 million, compared with $119.2 million a year-ago. This segment benefited from strong performance in several European markets and from sales of new products into the retail channel in the United States, partially offset by U.S. share losses due to inroads from competitors.

Second Quarter Non-GAAP Results

For the second quarter of 2009, non-GAAP net sales were up slightly to $719.3 million from $718.3 million a year earlier. Sales increased by 6 percent excluding the impact of foreign exchange. Non-GAAP EBIT increased to $214.3 million in the second quarter, up from $188.6 million a year-ago. Non-GAAP net earnings attributable to shareholders increased in the quarter to $133.4 million, or $0.65 per diluted share, up from $98.9 million, or $0.48 per diluted share, for the same quarter a year ago. The non-GAAP ETR in the second quarter of 2009 was 27.9 percent versus 38.1 percent a year-ago.

Second Quarter Non-GAAP Segment Results

The Asia/Latin America segment reported non-GAAP sales of $396.5 million for the second quarter of 2009, a 4 percent increase from $381.3 million for 2008. In constant dollars, sales increased 13 percent. The Asia/Latin America segment reported non-GAAP EBIT of $146.1 million, up 21 percent from $121.1 million a year earlier.

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The North America/Europe segment reported non-GAAP sales of $322.8 million for the second quarter of 2009, down 4 percent from $337.0 million in 2008. Excluding foreign exchange, sales decreased 1 percent. The North America/Europe segment reported non-GAAP EBIT of $119.0 million for the quarter, up 1 percent from $118.3 million.

Six Month GAAP Results

For the six months ended June 30, 2009, net sales totaled $1,412.3 million, down from $1,431.9 million for the first half of 2008. EBIT increased to $406.9 million, up from $397.1 million a year earlier. Results for 2009 include costs associated with the IPO and separation from BMS, largely offset by the $11.9 million gain from the previously mentioned sale of an intangible asset as well as a $10 million patent settlement reported in the first quarter. Factors affecting EBIT in the first six months of 2009 include the benefit of lower commodity costs, favorable pricing, productivity savings and manufacturing efficiencies. These benefits were somewhat offset by higher costs incurred as a stand-alone public company.

Net earnings attributable to shareholders for the first six months of 2009 totaled $238.0 million, compared with $244.8 million, for the same period a year ago. Interest expense in the first half of 2009 totaled $52.3 million. Results for 2008 include no interest expense as the company was a wholly owned subsidiary of BMS and carried no debt at that time. Results for 2009 benefited from a lower ETR compared with 2008. The ETR for the first half of 2009 was 31.0 percent versus 37.4 percent for 2008. Earnings per diluted share for the first half of 2009 were $1.21, compared with $1.44 in 2008. There were approximately 196.7 million fully diluted shares outstanding in the first half of 2009, versus 170.0 million shares in 2008.

Six Month GAAP Segment Results

The Asia/Latin America segment reported net sales of $786.3 million for the first half of 2009, up from $738.6 million a year earlier, driven primarily by double-digit constant dollar sales growth in China, Thailand, Malaysia and Hong Kong. EBIT totaled $294.8 million, up from $251.2 million in the first half of last year.

Net sales for the North America/Europe segment totaled $626.0 million, down from $693.3 million a year earlier. EBIT for the segment totaled $220.2 million for the first half of 2009, down from $242.0 million for the same period a year ago. Mid-single digit constant dollar sales growth in Europe was offset by lower births and market share losses in the United States.

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Six Month Non-GAAP Results

For the first half of 2009, non-GAAP net sales were essentially flat compared with a year ago at $1,412.3 million. Excluding foreign exchange, sales increased 7 percent. Non-GAAP EBIT increased to $417.9 million in the first half of 2009, up from $395.9 million in the prior year. Non-GAAP net earnings attributable to shareholders increased to $249.2 million, or $1.22 per diluted share, up from $212.4 million, or $1.04 per diluted share, for the same period a year ago. The non-GAAP ETR in the first half of 2009 was 30.0 percent, compared with 37.2 percent for the first half a year ago.

Six Month Non-GAAP Segment Results

Non-GAAP net sales for the Asia/Latin America segment totaled $786.3 million for the first half of 2009, up from $725.3 million for the same period a year ago. Non-GAAP EBIT for the segment was $294.8 million, compared with $251.7 million for the first half of 2008.

The North America/Europe segment had non-GAAP net sales of $626.0 million for the first six months of 2009, down from $689.0 million, and non-GAAP EBIT of $220.2 million, compared with $240.1 million for the same period a year ago.

Outlook for 2009

The company expects to report non-GAAP EPS in the range of $2.15 to $2.25 for 2009, which is an increase from its previous expectation of $1.90 to $2.05. The increase is driven by a lower effective tax rate than previously estimated and better-than-expected margins delivered in the second quarter. Key assumptions underlying this non-GAAP estimate include: an increase in net sales between 5 percent and 6 percent, excluding the effect of foreign exchange; EBIT margin expansion driven by higher gross margins; an effective tax rate between 30 percent and 31 percent; and 204.6 million basic and diluted shares outstanding. Compared with the first half of 2009, the second half of the year will see significantly higher spending in support of demand

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generating activities and new product launches, as well as some rationalization of retail inventories in the United States as new products move past the initial launch inventory build and a reduction of customer inventories in Europe in advance of the transition of distribution to a third party. The non-GAAP earnings guidance excludes specified IPO and other costs and the related effect on the tax rate, which is expected to total approximately $0.08 per share. Therefore, the GAAP estimate for 2009 is $2.07 to $2.17 per diluted share.

Conference Call Scheduled

The company will host a conference call at 8:30 a.m. CDT today, during which company executives will review second quarter financial results and respond to questions from analysts and investors. The call will be broadcast over the Internet at meadjohnson.com. To listen to the call, go to the Web site at least 15 minutes before the call and click on the Investors tab. Security analysts and investors wishing to participate by telephone should call 1-888-516-2443, pass code: Mead Johnson. Callers outside of North America should call +1-719-457-2667, to be connected. A replay of the conference call will be available through midnight CDT Thursday, July 30, 2009, by calling 1-888-203-1112 or 1-719-457-0820, pass code: Mead Johnson. The replay will also be available at meadjohnson.com.

Forward-Looking Statements

Certain statements in this news release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are identified by words such as “expects,” “intends” and “believes,” involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the adverse effect of commodity price increases; (4) increased competition from branded, private label, store and economy-branded products; (5) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (6) inventory reductions by customers; (7) the adverse effect of changes in foreign currency exchange rates;

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(8) the possibility of changes in the Women, Infant and Children (WIC) program, or increases in levels of participation in WIC; and (9) the ability to develop and market new, innovative products. For additional information on these and other factors, see the risk factors identified in the company’s periodic reports, including the annual report on Form 10-K for 2008, quarterly report on Form 10-Q and current reports on Form 8-K, filed or furnished to the Securities and Exchange Commission, available upon request or at meadjohnson.com. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson

Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in 50 markets worldwide. The company’s mission is to create nutritional brands and products trusted to give infants and children the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to meadjohnson.com.

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MEAD JOHNSON NUTRITION COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET SALES	$719.3	$728.6	$1,412.3	$1,431.9
COST OF PRODUCTS SOLD	236.1	272.3	483.7	524.1

GROSS PROFIT	483.2	456.3	928.6	907.8

MARKETING, SELLING AND ADMINISTRATIVE	154.8	152.2	318.2	291.1
ADVERTISING AND PRODUCT PROMOTION	101.6	95.1	177.5	179.3
RESEARCH AND DEVELOPMENT	18.4	17.4	33.7	33.7
OTHER (INCOME)/EXPENSES—NET	(9.7)	3.7	(7.7)	6.6

EARNINGS BEFORE INTEREST AND INCOME TAXES	218.1	187.9	406.9	397.1

INTEREST EXPENSE	24.3	—	52.3	—

EARNINGS BEFORE INCOME TAXES	193.8	187.9	354.6	397.1
PROVISION FOR INCOME TAXES	(55.8)	(71.9)	(110.0)	(148.6)

NET EARNINGS	138.0	116.0	244.6	248.5
Less Net Earnings Attributable to Noncontrolling Interest	(3.5)	(1.8)	(6.6)	(3.7)

NET EARNINGS ATTRIBUTABLE TO SHAREHOLDERS	$134.5	$114.2	$238.0	$244.8

Earnings per Common Share – Basic
Net Earnings attributable to shareholders	$0.66	$0.67	$1.21	$1.44

Earnings per Common Share – Diluted
Net Earnings attributable to shareholders	$0.66	$0.67	$1.21	$1.44

Weighted Average Common Shares Outstanding
Basic	204.5	170.0	196.7	170.0
Diluted	204.6	170.0	196.7	170.0

Dividends declared per Common Share	$0.30	$—	$0.30	$—

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MEAD JOHNSON NUTRITION COMPANY

SELECTED FINANCIAL STATEMENT INFORMATION

(Dollars in millions)

(UNAUDITED)

	June 30, 2009	December 31, 2008
Cash and Cash Equivalents	$576.9	$—
Receivables—net of allowances of $6.9 and $7.0, respectively	257.9	262.7
Inventories	329.3	354.3
Accounts Payable	207.0	198.5
Related Party Debt and Lease	1,794.1	2,000.0

	Six Months Ended June 30,
	2009	2008
Depreciation and Amortization	$28.5	$24.5
Capital Expenditures	33.8	26.8

Factors Affecting Comparability – Adjusted Non-GAAP Financial Measures

This news release contains adjusted non-GAAP (non-GAAP) financial measures, including non-GAAP net sales, EBIT, earnings and earnings per share information, adjusted for factors that affect comparability due to the impact of the company’s IPO. The items included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share, are the impact of operating model adjustments and specified IPO and other costs. In addition, other adjusted items include interest expense due to changes in the capital structure, the ETR due to the impact of specified IPO and other costs on the tax rate, and the number of shares outstanding to reflect the increase in shares due to the IPO. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusting for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

The tables that reconcile GAAP to non-GAAP disclosure and the accompanying footnotes follow:

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MEAD JOHNSON NUTRITION COMPANY

ADJUSTED NON-GAAP OPERATING RESULTS

FOR THE QUARTERS ENDED JUNE 30, 2009 and 2008

(Dollars and shares in millions, except per share data)

(UNAUDITED)

				% Change Due to
	2009 Adjusted Non-GAAP	2008 Adjusted Non-GAAP	% Change	Volume	Price	Foreign Exchange
Net Sales
Asia/Latin America	$396.5	$381.3	4%	3%	10%	-9%
North America/Europe	322.8	337.0	-4%	2%	-3%	-3%

Total	$719.3	$718.3	0%	2%	4%	-6%

Earnings Before Interest and Income Taxes
Asia/Latin America	$146.1	$121.1	21%
North America/Europe	119.0	118.3	1%
Corporate and Other	(50.8)	(50.8)	0%

Total	$214.3	$188.6	14%

Net Earnings Attributable to Shareholders	$133.4	$98.9	35%

Earnings Per Common Share - Diluted:
Weighted Average Common Shares Outstanding - Diluted	204.6	204.5
Net Earnings Attributable to Shareholders	$0.65	$0.48

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP RESULTS OF OPERATIONS

FOR THE QUARTER ENDED JUNE 30, 2009

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	GAAP	Specified IPO & Other Costs (2)	Tax (4)	Adjusted Non-GAAP
Net Sales	$719.3			$719.3
Cost of Products Sold	236.1			236.1

Gross Profit	483.2			483.2

Marketing, Selling and Administrative	154.8	(6.9)		147.9
Advertising and Product Promotion	101.6			101.6
Research and Development	18.4			18.4
Other Expenses - net	(9.7)	10.7		1.0

Earnings Before Interest and Income Taxes	$218.1	$(3.8)		$214.3

Interest Expense	(24.3)			(24.3)
Provision for Income Taxes	(55.8)		$2.7	(53.1)

Net Earnings	$138.0			$136.9

Less: Net Earnings Attributable to Noncontrolling Interest	(3.5)			(3.5)

Net Earnings Attributable to Shareholders	$134.5			$133.4

Earnings Per Common Share - Diluted:
Weighted Average Common Shares Outstanding - Diluted	204.6			204.6
Net Earnings Attributable to Shareholders	$0.66			$0.65

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP RESULTS OF OPERATIONS

FOR THE QUARTER ENDED JUNE 30, 2008

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$728.6	(10.3)				$718.3
Cost of Products Sold	272.3	(3.9)				268.4

Gross Profit	456.3	(6.4)				449.9

Marketing, Selling and Administrative	152.2	(2.1)	(0.2)			149.9
Advertising and Product Promotion	95.1	(4.3)				90.8
Research and Development	17.4					17.4
Other Expenses - net	3.7	(0.5)				3.2

Earnings Before Interest and Income Taxes	$187.9	$0.5	$0.2			$188.6

Interest Expense				$(25.9)		(25.9)
Provision for Income Taxes	(71.9)				$9.9	(62.0)

Net Earnings	$116.0					$100.7

Less: Net Earnings Attributable to Noncontrolling Interest	(1.8)					(1.8)

Net Earnings Attributable to Shareholders	$114.2					$98.9

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings Attributable to Shareholders	$0.67					$0.48

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP SEGMENT REPORTING

FOR THE QUARTER ENDED JUNE 30, 2009

(Dollars in millions)

(UNAUDITED)

	Net Sales		Earnings Before Interest and Income Taxes
	GAAP	Adjusted Non-GAAP	GAAP	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Asia/Latin America	$396.5	$396.5	$146.1	$—	$146.1
North America/Europe	322.8	322.8	119.0	—	119.0
Corporate and Other	—	—	(47.0)	(3.8)	(50.8)

Total	$719.3	$719.3	$218.1	$(3.8)	$214.3

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP SEGMENT REPORTING

FOR THE QUARTER ENDED JUNE 30, 2008

(Dollars in millions)

(UNAUDITED)

	Net Sales			Earnings Before Interest and Income Taxes
	GAAP	Operating Model Adjustments (1)	Adjusted Non-GAAP	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Asia/Latin America	$389.4	$(8.1)	$381.3	$119.7	$1.4	$—	$121.1
North America/Europe	339.2	(2.2)	337.0	119.2	(0.9)	—	118.3
Corporate and Other				(51.0)		0.2	(50.8)

Total	$728.6	$(10.3)	$718.3	$187.9	$0.5	$0.2	$188.6

MEAD JOHNSON NUTRITION COMPANY

ADJUSTED NON-GAAP OPERATING RESULTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 and 2008

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	2009	2008		% Change Due to
	Adjusted	Adjusted				Foreign
	Non-GAAP	Non-GAAP	% Change	Volume	Price	Exchange
Net Sales
Asia/Latin America	$786.3	$725.3	8%	6%	12%	-10%
North America/Europe	626.0	689.0	-9%	-5%	0%	-4%

Total	$1,412.3	$1,414.3	0%	1%	6%	-7%

Earnings Before Interest and Income Taxes
Asia/Latin America	$294.8	$251.7	17%
North America/Europe	220.2	240.1	-8%
Corporate and Other	(97.1)	(95.9)	1%

Total	$417.9	$395.9	6%

Net Earnings Attributable to Shareholders	$249.2	$212.4	17%

Earnings Per Common Share - Diluted:
Weighted Average Common Shares Outstanding - Diluted	204.6	204.5
Net Earnings Attributable to Shareholders	$1.22	$1.04

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	GAAP	Specified IPO & Other Costs (2)	Tax (4)	Adjusted Non-GAAP
Net Sales	$1,412.3			$1,412.3
Cost of Products Sold	483.7			483.7
Gross Profit	928.6			928.6

Marketing, Selling and Administrative	318.2	(24.1)		294.1
Advertising and Product Promotion	177.5			177.5
Research and Development	33.7			33.7
Other Expenses - net	(7.7)	13.1		5.4

Earnings Before Interest and Income Taxes	$406.9	$11.0		$417.9

Interest Expense	(52.3)			(52.3)
Provision for Income Taxes	(110.0)		$0.2	(109.8)

Net Earnings	$244.6			$255.8
Less: Net Earnings Attributable to Noncontrolling Interest	(6.6)			(6.6)

Net Earnings Attributable to Shareholders	$238.0			$249.2

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	196.7			204.6
Net Earnings Attributable to Shareholders	$1.21			$1.22

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MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(Dollars and shares in millions, except per share data)

(UNAUDITED)

	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Interest Expense (3)	Tax (4)	Adjusted Non-GAAP
Net Sales	$1,431.9	(17.6)				$1,414.3
Cost of Products Sold	524.1	(7.1)				517.0

Gross Profit	907.8	(10.5)				897.3

Marketing, Selling and Administrative	291.1	(3.8)	(0.2)			287.1
Advertising and Product Promotion	179.3	(4.2)				175.1
Research and Development	33.7					33.7
Other Expenses - net	6.6	(1.1)				5.5

Earnings Before Interest and Income Taxes	$397.1	$(1.4)	$0.2			$395.9

Interest Expense				$(51.9)		(51.9)
Provision for Income Taxes	(148.6)				$20.7	(127.9)

Net Earnings	$248.5					$216.1

Less: Net Earnings Attributable to Noncontrolling Interest	(3.7)					(3.7)

Net Earnings Attributable to Shareholders	$244.8					$212.4

Earnings Per Common Share - Diluted: (5)
Weighted Average Common Shares Outstanding - Diluted	170.0					204.5
Net Earnings Attributable to Shareholders	$1.44					$1.04

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP SEGMENT REPORTING

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Dollars in millions)

(UNAUDITED)

	Net Sales		Earnings Before Interest and Income Taxes
	GAAP	Adjusted Non-GAAP	GAAP	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Asia/Latin America	$786.3	$786.3	$294.8	$—	$294.8
North America/Europe	626.0	626.0	220.2	—	220.2
Corporate and Other			(108.1)	11.0	(97.1)

Total	$1,412.3	$1,412.3	$406.9	$11.0	$417.9

MEAD JOHNSON NUTRITION COMPANY

RECONCILIATION OF ADJUSTED NON-GAAP SEGMENT REPORTING

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(Dollars in millions)

(UNAUDITED)

	Net Sales			Earnings Before Interest and Income Taxes
	GAAP	Operating Model Adjustments (1)	Adjusted Non-GAAP	GAAP	Operating Model Adjustments (1)	Specified IPO & Other Costs (2)	Adjusted Non-GAAP
Asia/Latin America	$738.6	$(13.3)	$725.3	$251.2	$0.5	—	$251.7
North America/Europe	693.3	(4.3)	689.0	242.0	(1.9)	—	240.1
Corporate and Other	—		—	(96.1)		0.2	(95.9)

Total	$1,431.9	$(17.6)	$1,414.3	$397.1	$(1.4)	$0.2	$395.9

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Notes to Tables Reconciling GAAP and Non-GAAP Results

(1) Operating Model Adjustments for 2008

In Brazil, the company’s ability to operate a new stand-alone subsidiary will be delayed for a period of time due to certain statutory and regulatory requirements for permits and applications. Until the company is able to operate as a stand-alone entity in Brazil, BMS will distribute and record sales for Mead Johnson products. Mead Johnson will conduct marketing activities and record service revenue equal to the company’s marketing costs plus a markup. In Europe, the company will transition from using BMS to distribute products to a third-party distributor model. This will reduce net sales by the amount of the distributors’ margin and lower costs for distribution-related expenses that historically have been recorded in marketing, selling and administrative expenses. In Mexico, the company’s business will be operated through a newly formed operating subsidiary that is expected to incur higher profit sharing costs than were allocated to Mead Johnson when it was operated within a BMS legal entity.

(2) Specified IPO and Other Costs

Results for the second quarter of 2009 include $6.9 million of IPO and other separation costs and $1.2 million of other specified costs, offset by an $11.9 million gain on the sale of an asset. Results for the first half of 2009 include $24.1 million of IPO and other separation costs and $8.8 million of other specified costs, offset by a $10.0 million patent settlement and the $11.9 million gain on the asset sale. There were no such costs in the second quarter or first half of 2008.

(3) Interest Expense

The company had interest expense of $24.3 million and $52.3 million for the second quarter and first half of 2009, respectively. The company had no debt outstanding, and consequently, no interest expense in the first or second quarters of 2008.

(4) Effective Tax Rate

The company’s effective tax rate (ETR) for the second quarter of 2009 and 2008 was 28.8 percent and 38.3 percent, respectively. Adjusting for the non-deductibility of certain IPO costs, the non-GAAP ETR for the second quarters of 2009 and 2008 was 27.9 percent and 38.1 percent, respectively. The company’s ETR for the first six months of 2009 and 2008 was 31.0 percent and 37.4 percent, respectively. Adjusting for the non-deductibility of certain IPO costs, the non-GAAP ETR for the first six months of 2009 and 2008 was 30.0 percent and 37.2 percent, respectively.

5) Shares Outstanding

Prior to Feb. 10, 2009, there were 170.0 million shares of common stock outstanding. The company issued an additional 34.5 million shares of common stock in the IPO.

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Contacts:

Investors: Kathryn Chieger, (847) 832-2419, kathryn.chieger@mjn.com

Media: Pete Paradossi, (812) 429-7413, pete.paradossi@mjn.com